UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2007

ECC CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32430	84-1642470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1733 Alton Parkway, Irvine, California	92606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 955-8733

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On June 22, 2007, the registrant issued a press release announcing information regarding its financial results for the first quarter ended March 31, 2007. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This information and the information contained in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K is not incorporated by reference into any filings of the registrant made under the Securities Act of 1933, as amended, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in the filing unless specifically stated so therein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 19, 2007, the registrant received notice from NASD that the registrant is not current in its reporting obligations because of its inability to timely file periodic reports and assess its internal controls. The notice stated that if the registrant did not become current and remain current in its reporting obligations the registrant’s common stock would not be eligible for quotation on the Over-the-Counter Bulletin Board (the “OTC”) pursuant to NASD rule 6530. The registrant is evaluating the NASD’s concerns, but does not believe it will be able to satisfy the NASD’s concerns prior to the July 9, 2007 deadline. Therefore, the registrant’s common stock may not be quoted on the OTC after July 9, 2007. The registrant’s common stock is currently quoted on the OTC and the Pink Sheets under the symbol “ECROE”. However, there are no assurances that the registrant’s common stock will continue to be quoted on the Pink Sheets if the common stock is removed from quotation on the OTC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release dated June 22, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECC CAPITAL CORPORATION

June 22, 2007	By:	/s/ Roque A. Santi
Roque A. Santi
President and Chief Financial Officer